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                                    C2, INC.

                            EXHIBIT 21 - SUBSIDIARIES

This exhibit sets forth the Registrant's corporate subsidiaries at December 31, 2000 and their states of incorporation. These subsidiaries do business under their own corporate names and are included in the Consolidated Financial Statement.

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

                                                                                            C2, INC. OWNERSHIP
                                                             JURISDICTION OF     --------------------------------------------
                        NAME                                  INCORPORATION             DIRECT               INDIRECT
------------------------------------------------------     --------------------- --------------------- ----------------------
ProSource Dedicated  Facility Solutions, LLC                    Delaware                                       100%
TLC Holdings, Inc.                                              Wisconsin              100%
Total Logistic Control, LLC                                     Delaware                99%                      1%
Zero Zone, Inc.                                                 Wisconsin             70.6%
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